Exhibit 99.2

FOR RELEASE

Unitil Announces Pricing of Common Stock Offering

HAMPTON, NH, August 14, 2025: Unitil Corporation (NYSE: UTL) (unitil.com) (the “Company”) today announced that it has priced its previously announced public offering of 1,393,355 shares of its common stock at a price of $46.65 per share. The offering is expected to close on August 18, 2025, subject to customary closing conditions.

The Company has granted the underwriters of the offering an option to purchase up to an additional 209,003 shares of common stock at the public offering price, less underwriting discounts and commissions.

The Company intends to use the net proceeds from the offering to (i) make equity capital contributions to its regulated utility subsidiaries, (ii) to repay indebtedness outstanding under its Second Amendment to Third Amended and Restated Credit Agreement dated January 29, 2025 among the Company, Bank of America, N.A. (as administrative agent), and the lenders named therein and (iii) for general corporate purposes.

Wells Fargo Securities, LLC and Scotia Capital (USA) Inc. are acting as active bookrunners for the offering. Janney Montgomery Scott LLC is acting as bookrunner for the offering.

The offering of common stock is being made by means of a prospectus supplement under the Company’s effective registration statement on Form S-3ASR, as filed with the Securities and Exchange Commission (“SEC”).

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This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor does it constitute an offer, solicitation or sale of any securities in any jurisdiction in which such offer, solicitation or sale is unlawful. The offering may be made only by means of a prospectus supplement relating to such offering and the accompanying prospectus. The preliminary prospectus supplement and the accompanying prospectus related to the offering will be available on the SEC’s website at http://www.sec.gov. To obtain a copy of the prospectus supplement and related base prospectus for this offering, please contact Wells Fargo Securities, LLC, 90 South 7th Street, 5th Floor, Minneapolis, MN 55402, at (800)-645-3751 (option #5) or email a request to WFScustomerservice@wellsfargo.com.

6 Liberty Lane West

Hampton, NH 03842

T 603.772.0775

www.unitil.com

About Unitil Corporation

Unitil Corporation provides energy for life by safely and reliably delivering electricity and natural gas in New England. We are committed to the communities we serve and to developing people, business practices, and technologies that lead to the delivery of dependable, more efficient energy. Unitil Corporation is a public utility holding company with operations in Maine, New Hampshire and Massachusetts. Together, Unitil’s operating utilities serve approximately 109,400 electric customers and, including the Company’s recent acquisition of Bangor Natural Gas Company, 97,600 natural gas customers. For more information about our people, technologies, and community involvement please visit unitil.com.

Forward-Looking Statements

This press release contains forward-looking statements. All statements, other than statements of historical fact, included in this press release are forward-looking statements. Forward-looking statements include declarations regarding Unitil’s beliefs and current expectations. These forward-looking statements are subject to the inherent risks and uncertainties in predicting future results and conditions that could cause the actual results to differ materially from those projected in these forward-looking statements. Some, but not all, of the risks and uncertainties include the following: the ability of the parties to consummate the offering in a timely manner or at all; Unitil’s regulatory environment (including regulations relating to climate change, greenhouse gas emissions and other environmental matters); fluctuations in the supply of, the demand for, and the prices of, energy commodities and transmission and transportation capacity and Unitil’s ability to recover energy commodity costs in its rates; customers’ preferred energy sources; severe storms and Unitil’s ability to recover storm costs in its rates; general economic conditions; variations in weather; long-term global climate change; unforeseen or changing circumstances, which could adversely affect the reduction of company-wide direct greenhouse gas emissions; Unitil’s ability to retain its existing customers and attract new customers; increased competition; and other risks detailed in Unitil’s filings with the SEC. These forward-looking statements speak only as of the date they are made. Unitil undertakes no obligation, and does not intend, to update these forward-looking statements except as required by law.

6 Liberty Lane West

Hampton, NH 03842

T 603.772.0775

www.unitil.com

For more information please contact:

Christopher Goulding – Investor Relations

Phone: 603-773-6466

Email: gouldingc@unitil.com

Amanda Vicinanzo – External Affairs

Phone: 603-691-7784

Email: vicinanzoa@unitil.com

6 Liberty Lane West

Hampton, NH 03842

T 603.772.0775

www.unitil.com